EXHIBIT 3.2

                      AMENDED AND RESTATED

                             BY-LAWS

                               OF

                   PHP HEALTHCARE CORPORATION

                    (AS OF NOVEMBER 5, 1992)

                       ARTICLE I.  OFFICES

          The principal office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware, County of New Castle. The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the corporation may require from time to time.

          The registered office of the corporation required by the General Corporation Law of Delaware to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors.

                    ARTICLE II.  SHAREHOLDERS

          Section 1. Annual Meeting. The annual meeting of the shareholders shall be held each year on such date and at such time as shall be determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

          Section 2.     Special Meetings.  A special meeting of
the shareholders may be called by the President or by the Board of Directors for any purpose or purposes.

          Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors, except that a meeting called expressly for the purpose of removal of directors shall be held at the registered office or principal business office of the corporation in the State of Delaware or in the city or county of the State of Delaware in which the principal business office of the corporation is located. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for the holding of such meeting unless such meeting is called expressly for the purpose of removal of directors, in which event the place for the holding of such meeting shall be at the registered office or principal business office of the corporation in the State of Delaware or in the city or county of the State of Delaware in which the principal business office of the corporation is
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located.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Delaware.

          Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than ten or more than sixty days before the date of the meeting, either personally or by mail, or at the direction of the President, or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

          Section 5. Meetings, How Convened. Every meeting, for whatever purpose, of the shareholders in the corporation shall be convened by its President, Secretary or other officer or any of the persons calling the meeting by notice given as herein provided.

          Section 6. Closing Transfer - Books; Record Date. The Board of Directors shall have power to close the transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date of the allotment of shareholders' rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

          Section 7. Voting Lists. The officer having charge of the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10

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days prior to such meeting shall be kept on file at the
registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer books, or a duplicate thereof kept in the State of Delaware, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

          Section 8. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present, those present may adjourn the meeting to a specified date not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Articles of Incorporation or the By-Laws of the corporation.

          Section 9.     Proxies.  At all meetings of
shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons names as proxies. If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

          Section 10.    Voting of Shares.  Each outstanding
share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

          Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

          Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no

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guardian, curator, or trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Neither shares of its own stock held by the corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are owned beneficially and of record (and not in trust) by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          Section 12. Shareholders' Right to Examine Books and Records. This corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and Board of Dierctors, and the names and places of residence of its officers; and it shall keep at its registered office or principal place of business in this state, or at the office of its transfer agent in this state, if any, books and records in which shall be recorded the number or shares subscribed, the names of the owners of the shares, then numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. Each shareholder may, during normal business hours, have access to the books of the corporation, to examine the same under such regulations as may be prescribed by these By-Laws.

          Section 13. Notice of Stockholder Proposals. (a) At an annual meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of record of the Corporation who complies with the notice procedures set forth in this Section 13 of these Bylaws. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety
(90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual

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meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholders proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

          (b) If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 13, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

          (c) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

          Section 14. Director Nominations. Nominations for the election of directors may be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and
(ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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                ARTICLE III.  BOARD OF DIRECTORS

          Section 1.     General Powers.  The property and
business of the corporation shall be controlled and managed by its Board of Directors.

          Section 2. Number, Term and Qualification. The initial number of directors of the corporation shall be seven
(7). Thereafter, the number of directors shall be fixed from time to time by resolution of the Board of Directors. Directors need not be residents of the State of Delaware or shareholders of the corporation.

          Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

          Section 4. Special Meetings. Special Meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

          Section 5. Notice. Notice of any special meeting shall be given to each director at least (a) twelve (12) hours before the meeting if given by telephone or if delivered at his residence or usual place of business by telex, telecopy, telegraph, or similar means or (b) two (2) days before the meeting if delivered by mail to the director's residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, telegraph or similar means. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 6. Quorum. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, by means of conference, telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

          Section 7. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a different number is required by statute, the Articles of Incorporation or these By-Laws.

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          Section 8.     Action Without a Meeting.  Any action
that may be taken at a meeting of the Board of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the directors. Such written consent or consents shall be filed by the Secretary with the minutes of the proceedings of the Board of Directors, and shall have the same force and effect as a unanimous vote of such directors.

          Section 9. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Written notice shall be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect at the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein; unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

          Section 10. Removal. Any director or directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose. The entire Board of Directors may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which the director is part.

          Section 11. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          Section 12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 13. Executive Committee. The Board of Directors, by resolution adopted by a majority of the board, may designate two or more directors to constitute an executive committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the corporation.

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                      ARTICLE IV.  OFFICERS

          Section 1. Number. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, an Assistant Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

          Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Written notice shall be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect at the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein; unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5.     Vacancies.  A vacancy in any office
because of death, incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          Section 6. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The Chairman also shall perform such other duties as may be prescribed by the Board of Directors from time to time.

          Section 7.     The President.  The President shall be
the principal executive officer of the corporation and shall in general supervise and control all of the business and affairs

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of the corporation.  In the absence of the Chairman of the Board, whether due to resignation, incapacity or any other cause, the President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall preside at these meetings only so long as the Chairman of the Board remains absent, or until the Board of Directors elects a new Chairman of the Board. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President may vote in person or by proxy shares in other corporations standing in the name of the corporation. The President shall in general perform all duties as may be prescribed by the Board of Directors from time to time.

          Section 8. The Vice-President. In the absence of the President, whether due to resignation, incapacity or any other cause, or in the event of the President's death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall exercise such powers only long as the President remains absent or incapacitated, or until the Board of Directors elects a new President. Any Vice-President may sign, with the Secretary, the Assistant Secretary, Treasurer or an Assistant Treasurer, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          Section 9. The Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman of the Board, the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

          Section 10. The Assistant Secretary. In the absence of the Secretary, whether due to resignation, incapacity or any other cause, or in the event of the Secretary's death, inability or refusal to act, the Assistant Secretary shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretary shall exercise such powers only so long as the Secretary remains absent or incapacitated, or until the Board of Directors elects a new Secretary. The Assistant Secretary

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also shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          Section 11.    The Treasurer.  The Treasurer shall:
(a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine.

          Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation and participated in determining and voting upon the salary.

        ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          Section 4.     Deposits.  All funds of the corporation
not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

     ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

          Section 1.     Certificates for Shares.  Certificates
representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.


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          The shares of the corporation represented by
certificates shall be signed by the President or a Vice-President, and by the Secretary of an Assistant Secretary or the Treasurer or an Assistant Treasurer of such corporation and sealed with the seal of the corporation. Such seal may be facsimile, engraved or printed. If such certificate is countersigned by a transfer agent or registrar other than the corporation or its employees, any other signature on the certificate may be facsimile, engraved or printed. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnify to the corporation as the Board of Directors may prescribe.

          Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                    ARTICLE VII.  FISCAL YEAR

          The fiscal year of the corporation shall begin on the 1st day of May and end on the last day of April in each year.

                    ARTICLE VIII.  DIVIDENDS

          The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the corporation.

           ARTICLE IX.  INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS.

          The corporation shall indemnify any person who is, or was, a director, officer, employer or agent of the corporation to the fullest extent permitted by law, except that the corporation may, but need not, purchase indemnity insurance.

                   ARTICLE X.  CORPORATE SEAL

          The Board of Directors shall provide a corporate seal in the form affixed hereto.

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                  ARTICLE XI.  WAIVER OF NOTICE

          Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or of the Articles of Incorporation or of the General Corporation Law of Delaware, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                    ARTICLE XII.  AMENDMENTS

          These By-Laws may be altered, amended or replaced and new By-Laws adopted by action of a majority of the directors at any regular or special meeting of the directors. These By-Laws may also be altered, amended or repealed and new By-Laws adopted by the affirmative vote of the holders of two-thirds of the stock issued and outstanding and entitled to vote thereon.

















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